DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[_ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[_]	Soliciting Materials under Rule 14a-12
The Dreyfus/Laurel Funds, Inc. - Dreyfus Premier Limited Term Income Fund,
Dreyfus Premier Midcap Stock Fund and Dreyfus Premier Balanced Fund
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DREYFUS PREMIER LIMITED TERM INCOME FUND (A SERIES OF THE DREYFUS/LAUREL FUNDS, INC.)

Recently, we sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus Premier Limited Term Income Fund (the “Fund”) to be held on October 15, 2008. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to act promptly so we can obtain a sufficient number of votes to hold the meeting.

EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation.

After careful review, the Board of Directors has unanimously recommended a vote “FOR” the proposal to Approve an Agreement and Plan of Reorganization as detailed in your prospectus/proxy statement. A copy of the prospectus/proxy statement is available on the Fund’s website at http://www.dreyfus.com or by calling the toll free number shown below.

1-866-450-8471

DREYFUS PREMIER MIDCAP STOCK FUND (A SERIES OF THE DREYFUS/LAUREL FUNDS, INC.)

Recently, we sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus Premier Midcap Stock Fund (the “Fund”) to be held on October 15, 2008. Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to act promptly so we can obtain a sufficient number of votes to hold the meeting.

EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation.

After careful review, the Board of Directors has unanimously recommended a vote “FOR” the proposal to Approve an Agreement and Plan of Reorganization as detailed in your prospectus/proxy statement. A copy of the prospectus/proxy statement is available on the Fund’s website at http://www.dreyfus.com or by calling the toll free number shown below.

1-866-450-8471

Dreyfus Premier Balanced Fund (A Series of The Dreyfus/Laurel Funds, Inc.)

We recently sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus Premier Balanced Fund (the “Fund”) scheduled to be held on October 15, 2008. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation.

After careful review, the Board of Directors has unanimously recommended a vote “FOR” the proposal to Approve an Agreement and Plan of Reorganization as detailed in your prospectus/proxy statement. A copy of the prospectus/proxy statement is available on the Fund’s website at http://www.dreyfus.com or by calling the toll free number shown below.